UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934
June 27, 2017
 Date of Report (Date of earliest event reported)
REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

50 South 16th Street, Philadelphia, Pennsylvania		19102
(Address of principal executive offices)		(Zip Code)

(215) 735-4422 Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On June 27, 2017, the board of directors of Republic First Bancorp, Inc. (the "Company") elected Andrew B. Cohen as a Class II director of the Company, effective immediately.  Mr. Cohen is the Co-founder and Managing Director of Cohen Private Ventures, LLC ("CPV"), an investment management firm which provides long-term capital funding, primarily through direct private investments and other opportunistic transactions.  There were no arrangements or understandings between Mr. Cohen and any other persons pursuant to which he was selected as a director.
As previously reported on an amendment to Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2017, CPV Republic Investment, LLC ("CPV Republic") beneficially owns 5,606,001 shares of the Company's common stock, including 1,869,159 shares purchased in the Company's registered offering completed in December 2016.  Mr. Cohen maintains voting and investment power with respect to the securities of CPV Partners, LLC ("CPV Partners"), a subsidiary of CPV and holder of an indirect interest in CPV Republic.  Mr. Cohen disclaims beneficial ownership of the shares of the Company's common stock held by CPV Republic.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated: June 30, 2017
	By:	/s/ Frank A. Cavallaro
Frank A. Cavallaro
Executive Vice President and
Chief Financial Officer